UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 7, 2007

SATCON TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11512	04-2857552
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

27 Drydock Avenue, Boston, Massachusetts	02210-2377
(Address of Principal Executive Offices)	(Zip Code)

(617) 897-2400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

Note Issuance Under Note Purchase Agreement

On November 7, 2007, SatCon Technology Corporation (the “Company”) sold $10 million in principal amount of promissory notes (collectively, the “Notes”) to Rockport Capital Partners II, L.P. and NGP Energy Technology Partners, L.P. (collectively, the “Purchasers”) pursuant to the terms of the a Note Purchase Agreement, dated as of October 19, 2007, by and between the Company and the Purchasers (the “Note Purchase Agreement”).  The Notes bear interest at a rate per annum equal to 17% and are secured by all of the properties and assets of the Company and its domestic subsidiaries, including the Company’s ownership interest in the capital stock of its subsidiaries.  The Company’s domestic subsidiaries have also guaranteed the obligations under the Notes.  All unpaid principal, together with accrued but unpaid interest, is due and payable in full on February 19, 2008, or earlier upon the occurrence of the events of default specified in the Notes and in the Note Purchase Agreement.

On November 7, 2007, the Company used approximately $8.5 million of the net proceeds from the sale of the Notes to retire the Company’s senior secured convertible notes at 120% of the aggregate outstanding principal plus accrued and unpaid interest on those convertible notes.  The Company will use the balance of the net proceeds for transaction expenses and general corporate purposes.

A more complete description of the terms of the Notes and the Note Purchase Agreement may be found in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 25, 2007, which is incorporated herein by reference.  A copy of the Note Purchase Agreement (and Form of Note) was filed as Exhibit 10.1 to the Company’s October 25, 2007 Form 8-K.

Series C Preferred Stock and Warrant Financing

Stock and Warrant Purchase Agreement

On November 8, 2007, the Company entered into a Stock and Warrant Purchase Agreement (the “Stock Purchase Agreement”) with the Purchasers.  Under the Stock Purchase Agreement, the Purchasers agreed to purchase in a private placement up to 25,000 shares of the Company’s newly created Series C convertible preferred stock (the “Series C Preferred Stock”) and warrants to purchase up to 19,711,539 shares of Common Stock, for an aggregate gross purchase price of $25 million.

This private placement will occur in two closings.  The first closing occurred on November 8, 2007.  The Company issued 10,000 shares of Series C Preferred Stock at $1,000 per share for an aggregate gross purchase price of $10 million.  These shares are currently convertible into 9,615,384 shares of Common Stock at a conversion price of $1.04 per share.  The Company also issued warrants to purchase an aggregate of 15,262,072 shares of Common Stock.  These warrants have an initial exercise price of $1.44 per share and may not be exercised until May 8, 2008.

At the second closing, which is subject to stockholder approval as well as other customary closing conditions, the Company will issue 15,000 shares of Series C Preferred Stock for an aggregate gross purchase price of $15 million, of which $10 million will be paid through the cancellation of the Notes referred to above.  These shares will be initially convertible into

14,423,076 shares of common stock.  At this closing, the Company will also issue warrants to purchase an aggregate of 4,449,467 shares of Common Stock at an exercise price of $1.25 per share.  These warrants will be exercisable immediately.  This second closing is to take place not later than January 31, 2008.

The Stock Purchase Agreement contains the following additional material provisions:

•      Board Representation.  The Company has agreed that each Purchaser has the right to designate one representative to the Company’s Board of Directors in connection with the first closing.  Accordingly, the Board of Directors of the Company duly appointed David Prend, as RockPort's designee, and Philip Deutch, as NGP's designee, to fill vacancies existing on the Board of Directors and to serve as members, respectively, of the Corporate Governance and Nominating Committee and the Compensation Committee of the Board.  This appointment occurred on November 6, 2007, subject to the first closing.  Accordingly, Messrs. Deutch and Prend became directors on November 8, 2007.  Mr. Deutch serves as a Class II Director and Mr. Prend serves as a Class III Director.  Messrs. Prend and Deutch have also been appointed to serve as members of a four person special committee of the Board charged with searching for a new Chief Executive Officer of the Company.

•      Future Board Changes.  It is a condition to the second closing that the Board of Directors be reduced to seven members and that the Purchasers have the right to designate one additional director who is “independent” (as that term is defined in the regulations of the Nasdaq Stock Market) to serve as a director of the Company.  Accordingly, three currently serving directors will be required to resign for that condition to be satisfied.  Following the second closing, if the number of members of the Board of Directors must be set at nine to comply with regulations of the Nasdaq Stock Market, the Purchasers would have the right to designate one additional “independent” director (or a total of two “independent” directors).

•      Stockholder Approval.  The Company has agreed to cause a meeting of its stockholders to be held on or prior to January 31, 2008 for the purpose of seeking approval for (i) the transactions to be completed at the second closing, including the issuance and sale of shares of Series C Preferred Stock and warrants, the possible issuance and sale of the additional warrants referred to below, the issuance of Common Stock upon exercise, conversion or redemption of Series C Preferred Stock, warrants and additional warrants, and the repricing of the exercise price of the warrants issued at the first closing, (ii) the amendment of the Company’s Certificate of Incorporation to increase the number of shares of Common Stock authorized therein from 100,000,000 to 200,000,000 and (iii) the increase in the aggregate number of shares of Common Stock which may be issued under the Company’s 2005 Incentive Compensation Plan by 10,000,000 shares of Common Stock from 4,000,000 to 14,000,000. If stockholder approval of the second closing is not obtained at the first special meeting of the Company's stockholders, the Company has agreed to use its best efforts to seek stockholder approval at a subsequent stockholders meeting to be held not more than sixty days after the request. The Purchasers may continue to make subsequent requests until stockholder approval is obtained.

•      Additional Warrants.  The Company has also agreed to issue the Purchasers additional warrants in the event that the holders of certain existing warrants (none of whom are affiliated with the Purchasers) exercise those warrants in the future.  Upon those exercises, the Company will issue to the Purchasers additional warrants to purchase Common Stock equal to one-half of the number of shares of Common Stock issued upon exercise of these existing warrants.  The exercise price of these warrants will be $1.25 per share.  If all of these existing warrants are exercised, the Company would need to issue warrants to purchase an additional 4,639,564 shares of Common Stock to the Purchasers.

•      Future Issuances.  The Company has agreed that if it issues and sells any new securities prior to the second anniversary of the stockholders meeting called to approve the second closing, subject to some exceptions, the Company will give the investors the right to purchase all or some of those new securities so as to permit the Purchasers to maintain their ownership percentage in the Company’s stock.

•      Alternative Transaction Fee.  In the event that (i) the Company elects not to proceed with the second closing (including terminating the Stock Purchase Agreement) for any reason, and (ii) the Company enters into an agreement with respect to any Alternative Transaction (as defined below) prior to July 19, 2008, then, at the election of the Purchasers, either (A) the Company is obligated to pay the Purchasers a fee equal to, at the Company’s option, either $2,000,000, if paid in shares of Common Stock, or $1,500,000, if paid in cash or (B) the Company is to use its best efforts to provide the Purchasers with the opportunity to invest up to 50% of the funds to be received by the Company in that Alternative Transaction.

•      Exclusivity.  Until April 30, 2008 (unless certain conditions extending or shortening that period are met), the Company has agreed to negotiate exclusively with the Purchasers with respect to (i) any sale of equity or convertible securities of the Company, (ii) the sale of all or substantially all of the assets of the Company or (iii) any merger or consolidation of the Company (each, an “Alternative Transaction”), and has agreed that neither it nor its officers or directors will initiate, solicit, encourage, discuss, negotiate or accept any offers from any third party with respect to any Alternative Transaction.

In addition to stockholder approval referenced above, the second closing is subject to customary closing conditions.

The Stock Purchase Agreement is attached to this Form 8-K as Exhibit 10.3.

Warrants

At the first closing, the Company issued warrants to purchase an aggregate of 15,262,072 shares of Common Stock.  These warrants may be exercised any time after May 8, 2008, but no later than November 8, 2014, and have an initial exercise price of $1.44 per share.  Subject to stockholder approval of the second closing of the preferred stock financing, the exercise price of these warrants will be reduced to $1.25 per share.

The exercise price and number of shares issuable upon exercise of these warrants are subject to adjustment in the event of stock splits or dividends, liquidation, dissolution, winding-up, consolidation, merger, sale of substantially all assets, or similar event.  In addition, subject to stockholder approval of the second closing of the preferred stock financing, the exercise price and number of shares issuable upon exercise of these warrants will be subject to adjustment in the event of dilutive issuances so that the exercise price of these warrants will always be equal to the product of 120% multiplied by the conversion price of the Series C Preferred Stock.  Upon each adjustment of the exercise price, the number of shares subject to the warrant will also be adjusted.  The number of shares subject to the warrant upon adjustment will be determined by multiplying the current exercise price prior to the adjustment by the number of shares subject to the warrant and dividing the product by the exercise price resulting from the adjustment.

At the second closing, the Company will issue warrants to purchase an aggregate of 4,449,467 shares of Common Stock.  These warrants will have the same terms as those warrants issued at the first closing, except that the warrants issued at the second closing will be immediately exercisable, the exercise price will be $1.25, the seven-year term will begin upon the date of issuance, and the anti-dilution protection for dilutive issuances will apply from the date of issuance.

Under the warrants issued at both closings, the holders have the option to exercise the warrants on a “net share” or cashless basis, in which warrant shares are forfeited in lieu of paying the cash exercise price, in which case the Company would receive no additional proceeds upon their exercise (but fewer shares would be issued).

The Company refers to the warrants issued in the first closing as the “Tranche 1 Warrants” and the warrants to be issued in the second closing as the “Tranche 2 Warrants.”  The forms of Tranche 1 Warrant and Tranche 2 Warrant are attached to this Form 8-K as Exhibits 10.4 and 10.5, respectively.

Series C Preferred Stock

The Series C Preferred Stock was created by filing a Certificate of Designation of the Relative Rights and Preferences of the Series C Convertible Preferred Stock (the "Certificate of Designation") with the Secretary of State of Delaware on November 8, 2007.  Set forth below are the material terms of the Series C Preferred Stock.  The Certificate of Designation is attached to this Form 8-K as Exhibit 10.6.

•      Seniority.    The Series C Preferred Stock ranks senior to the Common Stock and senior to all other existing or future classes or series of preferred stock or other equity securities, other than the Company’s outstanding Series B Preferred Stock, with which it ranks pari passu.  The Series C Preferred Stock is subordinate to the Company’s indebtedness.  The maximum number of shares of Series C Preferred Stock that may be issued is 30,000 shares

•      Dividends.  Holders of the Series C Preferred Stock have the right to receive, in preference to all other classes of stock junior in rank to the Series C Preferred Stock, cumulative dividends at a rate of five percent (5%) of the liquidation preference amount (defined below).   After the payment of this dividend, holders of the Series C Preferred Stock are entitled to participate on an as converted basis in the payment of any dividends on the Common Stock.

•      Liquidation Preference.  Upon a liquidation, dissolution, winding-up, consolidation, merger, sale of substantially all assets or similar event, holders of the Series C Preferred Stock have the right to receive, in preference to all other classes of our stock junior in rank to the Series C Preferred Stock, an amount per share equal to the greater of (i) $1,000 per share plus all accrued but unpaid dividends, or (ii) the amount per share that a holder would have received if, immediately prior to the liquidation, that holder’s share had been converted to Common Stock.  After payment of the liquidation preference described above, holders of the Series C Preferred Stock are not entitled to any further participation in any distribution of the Company’s assets.

•      Conversion.    Each share of Series C Preferred Stock is convertible into that number of shares of Common Stock equal to the quotient determined by dividing 1,000 (plus accrued dividends) by the conversion price.  The initial conversion price of the Series C Preferred Stock is $1.04 per share.  The conversion price is subject to adjustment under certain conditions and upon the occurrence of certain events, as described below.  Except as described below, the holder of a share of Series C Preferred Stock may elect to convert that holder’s share at any time.  In addition, after November 8, 2009, the Company has the right to force conversion of all Series C Preferred Stock if, for a 180 consecutive day period, the average closing price of Common Stock is equal to at least $7.00, subject to adjustment for stock dividends, stock splits or other similar recapitalizations.  However, until the first special meeting is held to approve the second closing of the preferred stock financing, a holder of Series C Preferred Stock may not convert its shares of Series C Preferred Stock to Common Stock.  Subject to obtaining stockholder approval of the second closing of the preferred stock financing, the Series C Preferred Stock will receive weighted average anti-dilution protection in the event of a dilutive issuance in accordance with a formula set forth in the Certificate of Designation.

•      Voting.  The holders of Series C Preferred Stock are entitled to vote on all matters on which the holders of Common Stock are entitled to vote, voting together with the holders of Common Stock as a single class.  Each share of Series C Preferred Stock is entitled to that number of votes as is equal to the quotient determined by dividing (i) the original issue price of $1,000 by (ii) $1.44.  Accordingly, each share of Series C Preferred Stock is entitled to 694 votes.  The number of votes to which a share of Series C Preferred Stock is entitled is subject to adjustment for any stock dividends, combinations, splits and the like with respect to shares of Common Stock.  The Company is not permitted, without the affirmative vote or written consent of the holders of 50% of the Series C Preferred Stock, directly or indirectly, to take any of the following actions or agree to take any of the following actions:

1)     authorize, create or issue any shares of preferred stock or other equity securities ranking senior to or on a parity with the Series C Preferred Stock;

2)     increase or decrease the total number of authorized shares of Series C Preferred Stock;

3)     amend or modify the Company’s certificate of incorporation (including the Certificate of Designation governing the Series C Preferred Stock) or bylaws that would adversely affect the rights, preferences, powers and privileges of the Series C Preferred Stock;

4)     incur any form of indebtedness for borrowed money in excess of $5,000,000 in the aggregate (other than indebtedness existing at November 8, 2007);

5)     repurchase or redeem any equity securities ranking junior to the Series C Preferred Stock, subject to certain exceptions;

6)     effect any distribution or declare, pay or set aside any dividend with respect to any equity securities ranking junior to the Series C Preferred Stock;

7)     effect a liquidation, consummate a reorganization event or dispose, transfer or license any material assets, technology or intellectual property, other than non-

exclusive licenses in connection with sales of the Company’s products in the ordinary course of business;

8)     change the size of the Company’s board of directors;

9)     encumber or grant a security interest in all or substantially all or a material part of the Company’s assets except to secure indebtedness permitted above that is approved by the Company’s board of directors;

10)   acquire a material amount of assets of another entity, through a merger, purchase of assets or purchase of capital stock or otherwise;

11)   prior to obtaining stockholder approval of the second closing, issue any additional equity securities at a per share price less than $1.04, subject to certain exceptions; or

12)   enter into any agreement to do or cause to be done any of the foregoing

•      Redemption.  On or after November 8, 2011, the holders of two-thirds of the outstanding shares of Series C Preferred Stock may require the Company to redeem all or any portion of the outstanding shares of Series C Preferred Stock.  The redemption price is equal to 120% of the liquidation preference amount, to the extent that the redemption is made in cash, or 140% of the liquidation preference amount to the extent that, at the Company’s election, the redemption is made in shares of Common Stock.  If the redemption is made in shares of Common Stock, the shares will be based on the fair market value of the Common Stock, based on a 10 day volume weighted average, as of the redemption date.

Registration Rights Agreement

The Company has agreed to file a registration statement with the Securities and Exchange Commission covering the resale of shares of Common Stock issuable upon conversion of the Series C Preferred Stock and upon exercise of the warrants issued under the Stock Purchase Agreement.  The Company is required to file this registration statement not later than thirty (30) days after the earliest to occur of the second closing of the preferred stock financing or the date on which stockholders fail to approve that second closing.  The Company has agreed to use its best efforts to have this registration statement declared effective as soon as practicable after filing, but not later than sixty (60) days from the required filing date, and to keep it effective until the earlier of the date on which all of the shares of common stock covered by that registration statement have been sold and the date on which the holders of the Series C Preferred Stock and warrants may sell all of the common stock covered by that registration statement without restriction pursuant to Rule 144(k) promulgated under the Securities Act of 1933, as amended.

In the event there is no registration statement effective with respect to the shares of Common Stock issuable upon conversion of the Series C Preferred Stock and upon exercise of the warrants issued in the private placement, the Company has agreed to provide the Purchasers with two “demand” registration rights, so long as each demand registration statement covers shares with an anticipated aggregate offering price of at least $3,000,000.  The Company has also agreed to provide the investors with unlimited “piggyback” rights with respect to offerings by the Company, subject to certain carve-backs in an underwritten offering.

The Registration Rights Agreement is attached to this Form 8-K as Exhibit 10.7.

The above description is a summary of the material provisions of the Stock Purchase Agreement, the Tranche 1 Warrant, the Tranche 2 Warrant, the Certificate of Designation and the Registration Rights Agreement.  The summary is not complete and is qualified in its entirety by reference to the full text of these documents, which are attached as exhibits to this Form 8-K.  Readers should review these documents for a complete understanding of the terms and conditions associated with the preferred stock financing.

Item 2.03.              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above with respect to the Notes issued pursuant to the Note Purchase Agreement is incorporated herein by reference.

The information contained in Item 1.01 above with respect to the issuance of the Series C Preferred Stock pursuant to the Stock Purchase Agreement is incorporated herein by reference.

As a result of the Company's sale of Series C Preferred Stock and warrants in the preferred stock financing, the holders of the Company's Warrant As (to purchase up to an aggregate of 3,636,368 shares of Common Stock) and Warrant Cs (to purchase up to an aggregate of 1,818,187 shares of Common Stock) may put those warrants to the Company at their Black-Scholes value in accordance with their terms. The Company is currently in the process of estimating the amount that may be required to fund these repurchases, but, in any event, the precise amount will change due to the variables underlying the Black-Scholes valuation.

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information contained in Item 1.01 above with respect to the election of Messrs. Prend and Deutch, respectively, to serve as Directors of the Company and the nature of the relationship between RockPort Capital Partners II, L.P. and NGP Energy Technology Partners, L.P., respectively, and the Company is hereby incorporated herein by reference.

Item 5.03.              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information contained in Item 1.01 above with respect to the adoption by the Board of Directors of the Company of the Certificate of Designation creating the Series C Preferred Stock is hereby incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

10.1

Note Purchase Agreement, dated as of October 19, 2007, by and among the Company and the Purchasers (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 25, 2007).

10.2

Form of Note issued pursuant to Note Purchase Agreement, dated as of October 19, 2007, by and among the Company and the Purchasers (incorporated by reference to Exhibit B of Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 25, 2007).

10.3	Stock and Warrant Purchase Agreement, dated as of November 8, 2007, by and among the Company and the Purchasers.

10.4	Form of Tranche 1 Warrant to Purchase Common Stock, dated as of November 8, 2007.

10.5	Form of Tranche 2 Warrant and Additional Warrant to Purchase Common Stock.

10.6	Certificate of Designation of the Relative Rights and Preferences of the Series C Convertible Preferred Stock, as filed with the Delaware Secretary of State on November 8, 2007.

10.7	Registration Rights Agreement, dated as of November 8, 2007, by and among the Company and the Purchasers.

Additional Information About the Second Closing of the Preferred Stock Financing and Where to Find It:

This report is not a proxy statement with respect to the second closing of the preferred stock financing.  The Company will file a definitive proxy statement with respect to the second closing of the preferred stock financing and related matters.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT, WHICH WILL CONTAIN IMPORTANT INFORMATION ABOUT THE SECOND CLOSING OF THE PREFERRED STOCK FINANCING AND RELATED MATTERS, WHEN IT BECOMES AVAILABLE.  The proxy statement and other documents which are filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) will be available free of charge at the SEC’s website, www.sec.gov, or by directing a request when such a filing is made by the Company to SatCon Technology Corporation, 27 Drydock Avenue, Boston, Massachusetts 02210, Attention: Investor Relations.

The Company, its directors and certain of its executive officers may be considered participants in the solicitation of proxies in connection with the second closing of the preferred stock financing. Information about the directors and executive officers of the Company and their respective interests in the second closing of the preferred stock financing will be set forth in the definitive proxy statement that the Company will file with the SEC in connection with the second closing of the preferred stock financing.  Additional information regarding the Company’s directors and executive officers is also included in the Company’s proxy statement for its 2007 Annual Meeting of Stockholders, which was filed with the SEC on April 27, 2007.  This proxy statement is available free of charge at the SEC’s web site at www.sec.gov and from the Company by contacting it as described above.

Safe Harbor Statement

Statements made in this document that are not historical facts or which apply prospectively constitute forward-looking statements. These forward-looking statements may be identified by words such as “will,” “intends,” “believes,” “expects,” “plans,” “anticipates” and similar expressions and include, but are not limited to, the Company’s ability to consummate both the second closing of the preferred stock financing, the ability of the financings to help the Company achieve stability and success, the ability of the Company to meet the power demands in the alternative energy and distributed generation markets, the ability of the Company to execute on its strategic plan and the ability of the Company to use the proceeds to accelerate growth and for research and development.  Investors should not rely on forward looking statements because they are subject to a variety of risks and uncertainties and other factors that could cause actual results to differ materially from the Company’s expectations, including risks that the investors in the second closing of the preferred stock financing may not consummate the transaction,  risks that the holders of outstanding warrants may seek to put such warrants to the Company as a result of the first closing or the second closing of the preferred stock financing, and risks that the Company’s shareholders do not approve the second closing of the preferred stock financing. Additional information concerning risk factors is contained from time to time in the Company’s SEC filings (copies of which may be obtained at the SEC’s website at: http://www.sec.gov).  Readers should not place undue reliance on any such forward-looking statements, which speak only as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in the Company expectations, or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SATCON TECHNOLOGY CORPORATION

Date: November 14, 2007	By:	/s/ David E. O’Neil
David E. O’Neil
Vice President of Finance and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Note Purchase Agreement, dated as of October 19, 2007, by and among the Company and the Purchasers (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 25, 2007).

10.2

Form of Note issued pursuant to Note Purchase Agreement, dated as of October 19, 2007, by and among the Company and the Purchasers (incorporated by reference to Exhibit B of Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 25, 2007).

10.3	Stock and Warrant Purchase Agreement, dated as of November 8, 2007, by and among the Company and the Purchasers.

10.4	Form of Tranche 1 Warrant to Purchase Common Stock, dated as of November 8, 2007.

10.5	Form of Tranche 2 Warrant and Additional Warrant to Purchase Common Stock.

10.6	Certificate of Designation of the Relative Rights and Preference of the Series C Convertible Preferred Stock, as filed with the Delaware Secretary of State on November 8, 2007.

10.7	Registration Rights Agreement, dated as of November 8, 2007, by and among the Company and the Purchasers.